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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ITERIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
OF ITERIS, INC.
TO BE HELD SEPTEMBER 12, 2019

To the Stockholders of Iteris, Inc.:

        NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of Iteris, Inc., a Delaware corporation, will be held on September 12, 2019 at 10:00 a.m. Pacific Time, at our principal executive offices located at 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705, for the following purposes, as more fully described in the proxy statement accompanying this Notice:

  1.
  To elect Joe Bergera, Kevin C. Daly, Ph.D., Scott E. Deeter, Gerard M. Mooney, Laura L. Siegal, Thomas L. Thomas and Mikel H. Williams to the Board of Directors, each to hold such office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

  2.
  To conduct an advisory vote to approve the compensation of our named executive officers, as described in the proxy statement accompanying this notice.

  3.
  To conduct an advisory vote on the frequency of conducting future advisory votes on the compensation of our named executive officers.

  4.
  To conduct an advisory vote on the Stockholder Proposal on Long-Term Incentive Compensation Policy.

  5.
  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020.

  6.
  To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

        All stockholders are cordially invited to attend the Annual Meeting. All stockholders of record as of the close of business on July 19, 2019 are entitled to notice of and to vote at the Annual Meeting, and at any and all postponements or adjournments thereof. It is important that all of our stockholders be represented at our Annual Meeting. Whether you plan to attend the Annual Meeting in person or not, we urge you to vote your shares by submitting your proxy as soon as possible. Submitting your proxy card or voting instruction form does not affect your right to vote in person if you attend the Annual Meeting. Also, if you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted.

Santa Ana, California July 29, 2019	BY ORDER OF THE BOARD OF DIRECTORS

Joe Bergera Chief Executive Officer

        YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY PROXY PRIOR TO THE MEETING. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE DO SO PROMPTLY TO ENSURE YOUR PROXY ARRIVES IN SUFFICIENT TIME.

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
OF ITERIS, INC. TO BE HELD ON SEPTEMBER 12, 2019

        The Board of Directors (the "Board") of Iteris, Inc., a Delaware corporation (sometimes referred to as "Iteris," the "Company," "we," "us," or "our"), is soliciting your proxy for the Company's 2019 Annual Meeting of Stockholders and any and all adjournments or postponements of such meeting (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. Pacific Time on September 12, 2019, at the Company's corporate headquarters located at 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705. The approximate date on which this proxy statement and the enclosed proxy materials are first being released to the Company's stockholders is July 29, 2019.

        References in this proxy statement to fiscal years refer to the Company's fiscal year ended March 31 of the referenced year. For example, "Fiscal 2018" refers to the fiscal year ended March 31, 2018, "Fiscal 2019" refers to the fiscal year ended March 31, 2019 and "Fiscal 2020" refers to the fiscal year ending March 31, 2020.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

        This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 (the "Annual Report") is available on the Internet by accessing www.edocumentview.com/ITI, or at www.envisionreports.com/ITI for registered holders. Information on this website does not constitute part of this Proxy Statement and shall not be deemed incorporated by reference therein.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is soliciting this proxy and who will bear the cost of soliciting this Proxy Statement?

        The enclosed proxy is being solicited by our Board of Directors.    Iteris will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card, and any additional material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries, and nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, e-mail or any other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services.

        In the discretion of management, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although we do not currently expect to retain such a firm, we estimate that the fees of such firm would range from $5,000 to $20,000 plus out-of-pocket expenses, all of which would be paid by us.

Who is entitled to vote at the Annual Meeting?

        You are entitled to vote your shares of our common stock at the Annual Meeting if you owned the shares as of the close of business on July 19, 2019 (the "Record Date"). As of the Record Date, there were a total of 40,488,706 shares of our common stock outstanding and entitled to vote at the Annual Meeting. No shares of our preferred stock are currently outstanding. You are entitled to one vote for each share of common stock that you own.

What matters will be voted upon at the Annual Meeting and what are the Board of Director's recommendations for the proposals?

        The only matters that we currently expect will be voted on at the Annual Meeting are the following proposals, and the Board's recommendation to you regarding such proposals is set forth opposite each proposal below:

Proposals		Board's Recommendation
1.	Election of the Board of Directors.	✓ FOR each nominee
2.	Approval, by advisory vote, of the compensation of our named executive officers, as described in the proxy statement accompanying this notice.	✓ FOR
3.	Approval, by advisory vote, of the frequency of conducting future advisory votes on the compensation of our named executive officers.	✓ FOR THREE YEARS
4.	Conduct an advisory vote on the Stockholder Proposal on Long-Term Incentive Compensation Policy.	NO RECOMMENDATION
5.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020.	✓ FOR

        The foregoing proposals are described in more detail in this proxy statement.

What if other matters come up at the Annual Meeting?

        If other matters are properly presented at the Annual Meeting, the persons designated in the proxy cards, Joe Bergera and Andrew Schmidt, will vote your shares in their discretion.

What constitutes a quorum for the Annual Meeting?

        The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at such meeting. If you sign and return your proxy card or authorize a proxy to vote through the Internet or by telephone, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. If a quorum is not present at the scheduled time of the Annual Meeting, the Annual Meeting may be adjourned until a quorum is present. Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, you are considered to be the stockholder of record of such shares, and we are sending the Notice and these proxy materials directly to you. If you are a record stockholder, you should have received a proxy card with this proxy statement for you to use to vote your shares

        Beneficial Owner.    If your shares are held in a brokerage account or by a bank, trustee or other nominee (each a "Nominee"), you are considered the beneficial owner of shares held in street name, and the Notice and proxy materials are being forwarded to you on behalf of your Nominee. As the beneficial owner, you have the right to direct your Nominee how to vote your shares. Your Nominee has enclosed a voting instruction form with this proxy statement for you to use in directing the Nominee how to vote your shares.

        Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the Nominee who holds your shares giving you the right to vote the shares at the Annual Meeting.

How do I vote my shares?

        You may vote by one of the following ways: (i) by mail, (ii) electronically over the Internet or by telephone, or (iii) by ballot in person at the Annual Meeting. If you are a stockholder of record, you may vote by returning a completed proxy card in the enclosed postage-paid envelope or through the Internet or by phone as described on your proxy card. If your shares are held in street name, in lieu of a proxy card, you should receive a voting instruction form from your Nominee by mail. The voting instruction form should indicate whether the Nominee has a process for beneficial holders to vote over the Internet or by telephone. Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers. If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.

        If you are a record holder, you may also vote your shares in person at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above to ensure your vote will be counted if you later decide not to attend the Annual Meeting.

What are broker non-votes and how are broker non-votes treated?

        Broker non-votes occur when shares held in street name by a Nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the Nominee does not receive voting instructions from the beneficial owner, and (ii) the Nominee lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:

  •
  Broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares are considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of (i) the votes actually cast, or (ii) the shares present and entitled to vote.

  •
  Broker non-votes will have the same effect as votes against a proposal for which the minimum affirmative vote required for approval of the proposal is a majority (or some other percentage) of all shares outstanding and entitled to vote.

        A Nominee only has discretionary authority to vote shares on a proposal that is considered a "routine" matter under applicable rules and related guidance. Proposal 5 for the ratification of the appointment of our independent registered public accounting firm is considered a "routine" matter and, accordingly, a Nominee has discretionary authority to vote shares on such proposal. The other proposals included in this proxy statement are considered "non-routine" matters. As such, a Nominee does not have discretionary authority to vote shares on such proposals. Accordingly, your shares may be voted on Proposal 5 if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions. Proposals 1, 2, 3 and 4 are considered "non-routine" matters. Therefore, if you do not provide voting instructions to your brokerage firm, no vote for your shares will be cast with respect to these proposals and a broker non-vote will result for these shares.

What vote is required to elect a director?

        For Proposal 1, you may vote "FOR" or "AGAINST" any director nominee or you may abstain from voting with respect to a director nominee's election. In an uncontested director election, a nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. As such, the number of shares voted "FOR" a director nominee must exceed the number of votes cast as "AGAINST" that nominee's election. In a contested director election (i.e., where the number of nominees exceeds the number of directors to be elected), then each director nominee shall be elected by a plurality of the votes of shares properly represented and entitled to vote in such election at such meeting. For purposes of the election of directors, abstentions and broker non-votes, if any, will be excluded from the vote and will not be counted in determining the outcome of a director's election.

What happens if a majority of the votes cast are not voted in favor of a director nominee?

        Pursuant to the procedures set forth in the Company's bylaws, in the event that a nominee who is already a director of the Company does not receive a majority of the votes cast with respect to such nominee in an uncontested election of directors, such nominee is required to promptly tender his or her resignation to the Board for consideration. If a director's resignation is not accepted, that director will continue to serve until our next annual meeting of stockholders and his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. If the Board accepts the director's resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.

What is the required vote for approval of Proposals 2, 3, 4 and 5?

        For each of the other proposals, you may vote "FOR" or "AGAINST" the proposal or you may abstain from voting on the proposal. The approval of Proposals 2, 3, 4 and 5 will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. For purposes of Proposals 2, 3, 4 and 5, broker non-votes will not affect the outcome of the voting on these proposals.

Can I change my vote or revoke my proxy?

        Yes. There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting, as follows:

  •
  Vote again by telephone or at the Internet website.

  •
  Transmit a revised proxy card or voting instruction form that is dated later than the prior one.

  •
  Stockholders of record may vote in person at the Annual Meeting.

  •
  Stockholders of record may notify the Company's Corporate Secretary in writing that a prior proxy is revoked.

        Please note that, in order to be counted, the revocation or change must be received by the Company prior to 1:00 am Pacific Time on September 12, 2019. The latest-dated, timely, properly completed proxy that you submit to the Company, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand.

Is cumulative voting permissible?

        No. Cumulative voting is not permitted by our certificate of incorporation

How will my shares be voted?

        Any proxy that you submit and that is not revoked will be voted as you direct. If you are a stockholder of record and you indicate when voting through the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the persons designated as proxy holders in the accompanying proxy cards will vote your shares as follows:

  •
  "FOR" the election of each of the persons nominated by the Board in Proposal 1.

  •
  "FOR" the approval, by advisory vote, of the compensation of our named executive officers, as described in the proxy statement accompanying this notice.

  •
  "FOR THREE YEARS" on the frequency of conducting future advisory votes on the compensation of our named executive officers

  •
  "ABSTAIN" on the approval, by advisory vote, of the Stockholder Proposal on Long-Term Incentive Compensation Policy.

  •
  "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending March 31, 2020.

        If you are a beneficial owner of shares of our common stock and your Nominee does not receive instructions from you about how your shares are to be voted, then your Nominee will have the discretion to vote your shares on the "routine" matters being considered at the Annual Meeting, but will not be able to vote your shares on the "non-routine" matters being considered at the Annual Meeting, meaning that broker non-votes will result for these matters.

        In the event any director nominee declines or is unable to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card will vote for the election of such person or persons as may be designated by the present Board. As to any other business or matters which might otherwise properly come before the Annual Meeting, the enclosed proxy grants the proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting, as well as any procedural matters. We have not been notified by any stockholder of any intention to present a stockholder proposal at the Annual Meeting (except for Proposal 4 below).

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

        If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided instructions to the contrary. If you wish to receive a separate set of proxy materials now, please send your request to: Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705, Attention: Corporate Secretary. A separate set of proxy materials will be sent promptly following receipt of your request. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Who will count the votes?

        The inspector of election for the Annual Meeting, who is appointed by the Board, will count the votes. It is expected that a representative of our transfer agent will serve as the inspector of elections.

PROPOSAL 1: ELECTION OF DIRECTORS

        Seven persons have been nominated for election at the Annual Meeting. All directors are elected annually and hold office until the next annual meeting of stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. On the recommendation of the Nominating and Corporate Governance Committee (the "NCG Committee"), our Board selected and approved the following persons as nominees for election at the Annual Meeting: Joe Bergera, Kevin C. Daly, Ph.D., Scott E. Deeter, Gerard M. Mooney, Laura L. Siegal, Thomas L. Thomas and Mikel H. Williams. Each nominee is currently a member of our Board and has agreed to serve if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the nominees named above.

        We have no reason to believe that any of the director nominees will be unavailable to serve. In the event any of the director nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the proxy holders named in the enclosed proxy will exercise discretionary authority to vote for substitutes.

Voting Requirements

        In May 2018, our Board approved an amendment to the Company's bylaws to implement a majority voting requirement for uncontested elections of directors. As a result, in such elections, a nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee. This means that the number of shares voted "FOR" a director nominee must exceed the number of votes cast as "AGAINST" that nominee's election. In a contested election of directors (i.e., where the number of nominees exceeds the number of directors to be elected), then each director nominee shall be elected by a plurality of the votes of shares properly represented and entitled to vote in such election at such meeting. If the plurality voting standard applies, the seven candidates receiving the highest number of votes cast at the Annual Meeting will be elected as our directors.

        Any director may resign at any time upon providing notice to the Company. Our Board has adopted a resignation policy, which requires that any incumbent director nominee who fails to receive the requisite majority vote in an uncontested election must tender to the Board for its consideration his or her resignation from the Board and from all of the Board committees on which he or she serves. The Board will then assess the appropriateness of such nominee continuing to serve as a director. In its discretion, the Board will decide whether or not to accept or reject the resignation. The policy also provides that any director who tenders his or her resignation will not participate in the Board action regarding the consideration of such resignation.

Recommendation of the Board of Directors

        Our Board of Directors recommends a vote "FOR" each of the director nominees listed above.

Director Nominees

        The table and narrative below set forth information as of July 19, 2019 regarding each director nominee, including the year they first became directors of Iteris, their business experience during at least the past five years, the public company boards on which they currently serve on or have served on during the past five years, and certain other biographical information and attributes that the NCG Committee determined qualify them to serve as directors. The NCG Committee believes that these persons have the following other key attributes that are important to an effective board of directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of experience and thought; and the commitment to devote significant time and energy to service on the Board and its committees.

Name	Age	Current Position(s) with Iteris
J. Joseph ("Joe") Bergera	55	Chief Executive Officer, President and Director
Kevin C. Daly, Ph.D.(2)(3)(4)	75	Director
Scott E. Deeter(1)(2)	55	Director
Gerard M. Mooney(1)(3)(4)	65	Director
Thomas L. Thomas(2)(4)(5)	70	Chairman of the Board
Laura L. Siegal	56	Director
Mikel H. Williams(1)(3)	62	Director

(1)
Current member of the Audit Committee

(2)
Current member of the Compensation Committee

(3)
Current member of the Nominating and Corporate Governance Committee

(4)
Current member of the Finance and Strategy Committee

(5)
Our bylaws provide that our Chairman of the Board is also an ex-officio member of each of our Board committees.

        Joe Bergera has served as our President and Chief Executive Officer and as a director since September 2015. Prior to joining us, Mr. Bergera served as Group Vice President, Software of Roper Technologies, Inc. (formerly, Roper Industries) since September 2011 and as President of iTradeNetwork, a Roper subsidiary, since August 2013. He was the Executive Vice President and General Manager, Tax Solutions at CCH Wolters Kluwer from March 2011 to September 2011 and served in senior executive positions with Sage Software from 2004 to March 2011, most recently as Executive Vice President, Global CRM. Mr. Bergera holds a B.A. degree in Government from Colby College, an M.B.A. from the Booth School of Business at the University of Chicago and an A.M. in Public Policy from the Harris School of Public Policy at the University of Chicago. Mr. Bergera has over 25 years of experience in technology-related companies and provides extensive management and global software and service industry knowledge to the Board.

        Kevin C. Daly, Ph.D. served as our interim Chief Executive Officer from February 2015 to September 2015. Prior to his service as our interim CEO, Dr. Daly served as the CEO of Maxxess Systems, Inc., a provider of electronic security systems, from November 2005. Between August 2007 and August 2009, Dr. Daly also served as CEO of iStor Networks, Inc., a manufacturer of IP SAN storage systems. Prior to that, he served as the CEO of several technology companies, including Avamar Technologies, Inc. and ATL Products, Inc. Dr. Daly served on the board of directors of sTec, Inc., a provider of solid state disk systems, from May 2010 until the acquisition of the company in September 2013 by Western Digital Corporation. Dr. Daly received a B.S. degree in Electrical Engineering from the University of Notre Dame and M.S., M.A. and Ph.D. degrees in Engineering from Princeton University. He has served as a director of Iteris since 1993. Having served as the CEO of several technology companies and as a director of both private and public companies, Dr. Daly offers to the Board a wealth of management and leadership experience, as well as an understanding of issues faced by such companies.

        Scott E. Deeter has served as a director since February 23, 2017. Mr. Deeter has served as Ventria Bioscience Inc.'s President and CEO and as a director since 2002. Ventria is the first company to commercialize recombinant proteins derived from a plant-based manufacturing system. From 1999 to 2001, he served as President and CEO and as a director of CyberCrop.com Incorporated, a supply chain software company connecting producers with their markets to optimize quality, logistics and efficiency. From 1996 to 1998, Mr. Deeter served as Vice President of Agriculture of Koch Industries, Inc. Previously, Mr. Deeter held various positions at Cargill, Incorporated as well as started and led a joint venture between Cargill and F. Hoffmann-La Roche, Ltd. that commercialized pharmaceutical intermediates and functional food ingredients. Earlier in his career, Mr. Deeter was a member of the Technology and Life Sciences Group of Salomon Brothers Inc. He received a BSc degree in Economics from the University of Kansas; an M.B.A. from the University of Chicago; and an MSc degree in Economics from the London School of Economics. Mr. Deeter is a proven leader who is widely known across entrepreneurial sectors of the agribusiness and agricultural biotech industry.

        Gerard M. Mooney has served as a director of Iteris since September 2013. Mr. Mooney retired from International Business Machines Corporation ("IBM") in March 2014, after serving in a number of senior positions since 2000. Most recently, he served as the Vice President Strategy for IBM's Public Sector from February 2012 until his retirement, as the General Manager, Global Smarter Cities for IBM from November 2011 to February 2012, and as the General Manager, Global Government and Education for IBM from 2008 to November 2011. He served as Vice President of IBM's Venture Capital Group from 2000 to 2008. Before joining IBM, Mr. Mooney held various management positions at Hewlett-Packard Company for six years. Mr. Mooney has extensive operational and financial experience across a broad range of technology-based companies, from start-ups to large public companies, and has considerable experience with the major customers in the intelligent transportation systems market. He previously served as a member of the board of directors of the Intelligent Transportation Society of America and is also active in the intelligent search technology, cognitive intelligence, AI, data mining and visualization tools industries. Mr. Mooney currently serves as a director of inno360 and cofounder of Swarm Intelligence LLC (formerly theinnovationexchange), which offers SaaS cognitive platforms. He received a B.A. degree in Philosophy from Mount Saint Mary's College, an M.S. degree in Accounting from Georgetown University and an M.B.A. from Yale University. Mr. Mooney brings to the Board extensive experience in setting and implementing strategy for both large and small technology organizations, deep category knowledge of the intelligent transportation market, and familiarity with many key customers for intelligent transportation solutions.

        Laura L. Siegal has served as a director since May 15, 2018. Ms. Siegal is currently Partner and Executive Vice President, Finance, at Acorn Growth Companies, a private equity firm focused on aerospace, defense and intelligence, a position she has held since June 2019. Prior to that, Ms. Siegal was the Chief Financial Officer and a member of the board of directors at Natel Engineering Company, Inc. dba NEO Technology Solutions, a manufacturer of products in the industrial, medical, and aerospace and defense markets, from July 2013 to June 2019. Prior to that, Ms. Siegal served in various financial positions with Kratos Defense & Security Solutions, Inc. ("Kratos") formerly Wireless Facilities Inc. since 2000, most recently as its Principal Accounting Officer, Vice President and Corporate Controller from April 2006 to July 2013. Kratos is a publicly-traded leading technology, intellectual property, proprietary product and system solution company which provides engineering, information technology and other technical services to government agencies. Throughout her career, she has held a variety of financial management positions in technology and consulting companies including Controller of MEC Analytical Systems. Ms. Siegal is a Certified Public Accountant and received a B.A. degree in Economics from the University of California, San Diego. Ms. Siegal's extensive experience in technology and public agency markets, financial expertise, and demonstrated success with mergers and acquisitions provide important resources in her service on our Board.

        Thomas L. Thomas has served as a director of Iteris since 1999 and as our Chairman of the Board since 2016. Mr. Thomas is the managing partner of T2 Partners, a private management consulting and investment business which he founded in January 2011. In addition, Mr. Thomas served as the Executive Chairman and CEO of International Decision Systems, a provider of software and solutions for the equipment finance market, from September 2009 to January 2011. From 2004 to July 2008, Mr. Thomas was the President and Chief Operating Officer of Global Exchange Services, a provider of business to business EDI and supply chain management solutions. Prior to that, Mr. Thomas served as the President and CEO at several software, analytics and technology companies, including HAHT Commerce, Ajuba Solutions, and Vantive Corporation, and as the first Chief Information Officer for Dell Computer Corporation and 3Com Corporation. Earlier in his career, Mr. Thomas also held various senior executive management positions at Kraft General Foods, Sara Lee Corporation and W. R. Grace. Since July 2017, Mr. Thomas has served as Chairman of the Board of Directors of VIP Software Corporation, a provider of software solutions in the insurance industry. Since 2012, Mr. Thomas has served as a director of Accurate Group, which specializes in the appraisal and title services business where technology has been instrumental in redefining the transaction model for the industry. He has also served on the board of directors of infoGroup, Inc. from January 2009 to July 2010, and served as a director on the boards of a wide range of technology companies, including ATL Products, Vantive Corporation, Interwoven, iManage, FrontRange Solutions, IDS International, and Quofore International. Mr. Thomas offers to our Board valuable business, leadership and strategic insights obtained through his service as an executive and as a member of the board of directors in a variety of industries and businesses, including a number of leading technology companies, and his experience in working with companies through several stages of their development.

        Mikel H. Williams has served as a director of Iteris since April 2011. Mr. Williams has served as the Chief Executive Officer and a director of Targus Cayman Holdco Limited, a leading global supplier that designs, develops and sells products for the mobile worker, including laptop cases, docking stations and accessories for mobile electronic devices, since February 2016. Prior to that, Mr. Williams served as the Chief Executive Officer and a director of JPS Industries, Inc., a manufacturer of sheet and mechanically formed glass and aramid substrate materials for the electronics, aerospace, ballistics and general industrial applications, from May 2013 until its sale in July 2015. Mr. Williams was the President, Chief Executive Officer and a director of DDi Corp., a leading provider of time-critical, technologically advanced electronics manufacturing services, from November 2005 to May 2012 and a Senior Vice President and Chief Financial Officer of DDi from November 2004 to October 2005. DDi was sold in May 2012. He has also served in various management positions with several companies in the technology and professional services related industries. Mr. Williams began his career with PricewaterhouseCoopers as a certified public accountant in the State of Maryland. Mr. Williams also serves as Chairman of the board of directors of Centrus Energy Corp. (formerly USEC Inc.). He was added to USEC's board of directors in October 2013 on the recommendation of certain holders of USEC's convertible senior notes as USEC was considering a bankruptcy restructuring, which was successfully initiated and completed in 2014. Since October 2015, Mr. Williams has also served on the board of directors of B. Riley Financial, Inc. He previously served on the boards of Lightbridge Communications Corporation until it was sold in January 2015, and Tellabs, Inc. until it was sold in December 2013. Mr. Williams received his B.S. degree in Accounting from the University of Maryland and an M.B.A. from the University of Georgetown. Mr. Williams provides the Board with operational and public company experience and valuable strategic insights through his many years of leadership positions in technology-related companies with international operations, as well as valuable knowledge and insights in finance and financial reporting matters.

Family Relationships

        There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES

Code of Ethics and Business Conduct

        Our Board has adopted a Code of Ethics and Business Conduct ("Code of Ethics"), which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics is available under the "Corporate Governance" heading on the Investor Relations section of our website at www.iteris.com. We will also provide an electronic or paper copy of the Code of Ethics, free of charge, upon request made to our Corporate Secretary. If any substantive amendments are made to our Code of Ethics, or if any waiver (including any implicit waiver) of any provision of the Code of Ethics is granted that is required to be disclosed under the rules of the SEC, such amendment or waiver will be disclosed at the same location on our website, or, if required, in a current report on Form 8-K.

Director Independence

        Our policy is to have at least a majority of the directors qualify as "independent" under the standards established by The Nasdaq Stock Market ("Nasdaq"). The Board has determined that Ms. Siegal, Dr. Daly and each of Messrs. Deeter, Mooney, Thomas and Williams satisfies the requirements for "independence" using the standards established by Nasdaq.

Board Structure

        The Board does not have a policy regarding the separation of the roles of the CEO and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board from time to time. However, the Board has determined that having an independent director serve as the Chairman is currently in the best interest of our company and stockholders in recognition of the different demands and responsibilities of the roles and to emphasize the independence of the role of Chairman. The Board also meets regularly in executive sessions.

Board Meetings and Committees

        We currently have several standing committees of the Board, including the Audit Committee, the Compensation Committee, the NCG Committee, and the Finance and Strategy Committee. The Audit Committee, the Compensation Committee, the NCG Committee, and the Finance and Strategy Committee each has a written charter that is reviewed annually and revised as appropriate. A copy of each committee's charter is available on the Investor Relations section of our website at www.iteris.com.

        During Fiscal 2019, the Board and the various committees of the Board held the following number of meetings: Board of Directors—nine; Audit Committee—four; Compensation Committee—three; NCG Committee—three; and Finance and Strategy Committee—two. During Fiscal 2019, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the standing committees of the Board on which such director served during that period.

        Audit Committee.    The current members of our Audit Committee are Messrs. Deeter, Mooney and Williams. Mr. Williams serves as the Chairman of this committee. The Board has determined that each member of the Audit Committee is "independent" under the standards established by both the Nasdaq rules and the SEC rules regarding audit committee members. The Board has identified Mr. Williams as the member of the Audit Committee who qualifies as an "audit committee financial expert" under applicable SEC rules and regulations governing the composition of the Audit Committee.

        The Audit Committee oversees on behalf of the Board (a) the conduct of the Company's accounting and financial reporting processes, the audits of our financial statements and the integrity of the Company's audited financial statements and other financial reports; (b) the performance of the Company's internal accounting, internal auditing, and financial controls function; (c) the engagement, replacement, compensation, qualifications, independence and performance of our independent auditors, and (d) the portions of our Code of Ethics and Business Conduct and related policies regarding our accounting, internal accounting controls or auditing matters. The Audit Committee also reviews and approves or disapproves related party transactions identified in Item 404 of SEC Regulation S-K and makes recommendations to the full Board regarding the same.

        The Audit Committee meets privately with our independent registered public accounting firm from time to time, and such firm has unrestricted access to, and reports directly to, the Audit Committee. The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020 and is recommending that our stockholders ratify this appointment at the Annual Meeting.

        Compensation Committee.    The current members of our Compensation Committee are Dr. Daly and Messrs. Deeter and Thomas, and Mr. Thomas serves as the Chairman of this committee. The Board has determined that each member of the Compensation Committee is "independent" under the standards established by Nasdaq.

        The primary purposes of the Compensation Committee are to (a) evaluate officer and director compensation policies, goals, plans and programs; (b) oversee compensation programs and policies for all employees as they relate to the Company's risk management; (c) determine the cash and non-cash compensation of our directors and "executive officers" as defined in the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (d) review, and make recommendations to the Board with respect to the administration of, our equity-based and other incentive compensation plans for all employees; (e) evaluate the performance of our executive officers; (f) assist the Board in evaluating potential candidates for executive officer positions with the Company and oversee management succession planning; and (g) produce the committee report required by the applicable rules and regulations of the SEC and other regulatory bodies for inclusion in our annual proxy statements.

        The Compensation Committee meets periodically to review and establish the salaries, bonuses and incentive plans for our executive officers. The Compensation Committee considers a number of factors in determining the compensation plans and elements for, and the amount of each compensation element paid to, our executive officers, including publicly available data from independent outside sources, our general business conditions and objectives, and the committee's subjective determination with respect to each executive's contributions to such objectives. To assist the committee in its review, our Chief Executive Officer provides to the Compensation Committee his evaluations of the other executive officers and makes recommendations with respect to executive compensation matters; however, the final decisions regarding the compensation of our executive officers are made by the Compensation Committee. Neither the Compensation Committee nor management engaged a compensation consultant to provide advice or recommendations on the amount or form of director compensation during Fiscal 2019; however, the Compensation Committee retained Frederic W. Cook & Co., Inc., an independent compensation consultant ("FW Cook") to advise on executive compensation.

        Nominating and Corporate Governance Committee.    The current members of the NCG Committee are Dr. Daly and Messrs. Mooney and Williams. Mr. Mooney serves as the Chairman of this committee. The Board has determined that each member of the NCG Committee is "independent" under the standards established by Nasdaq.

        The primary purposes of the NCG Committee are to assist the Board in (a) establishing the minimum qualifications for director nominees; (b) identifying and evaluating director nominees; (c) recommending to the Board candidates for the Annual Meeting of Stockholders or to fill any vacancies on the Board; and (d) developing and assessing corporate governance policies and making recommendations related to such policies to the Board.

        In connection with their recommendations regarding the size and composition of the Board, the NCG Committee reviews the appropriate qualities and skills required of directors in the context of the then current make-up of the Board and the needs of the Company. This includes an assessment of each candidate's independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve the Company's and our stockholders' long-term interests. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the NCG Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess the appropriate talent, skills, insight and expertise to oversee our business. These factors, and others as considered useful by the NCG Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the NCG Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors. The NCG Committee generally leads the search for and selects, or recommends that the Board select, candidates for election to the Board. Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of the Board or by our executive officers; however, from time to time, the NCG Committee has, and may in the future, engage the services of a third-party search firm to identify qualified director candidates.

        The NCG Committee will consider candidates for directors recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement. This committee will evaluate such recommendations applying its regular nominee criteria. Eligible stockholders wishing to recommend a nominee must submit such recommendation in writing to the Chair, NCG Committee, care of our Corporate Secretary, by the deadline for stockholder proposals set forth in our last proxy statement, specifying the following information: (a) the name and address of the nominee, (b) the name and address of the stockholder making the nomination, (c) a representation that the nominating stockholder is a stockholder of record of our stock and entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice, (d) the nominee's qualifications for membership on the Board, (e) a resume of the candidate's business experience and educational background as well as all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director, (f) a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder, (g) all other companies to which the nominee is being recommended as a nominee for director, and (h) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a director, if elected. In connection with its evaluation, the NCG Committee may request additional information from the candidate or the recommending stockholder, and may request an interview with the candidate. The NCG Committee has the discretion to decide which individuals to recommend for nomination as directors.

        No candidates for director nominations were submitted to the NCG Committee by any stockholder in connection with the election of directors at the Annual Meeting.

        Finance and Strategy Committee.    The current members of the Finance and Strategy Committee are Dr. Daly and Messrs. Mooney and Thomas. Dr. Daly serves as the Chairman of this committee. The purpose of the Finance and Strategy Committee is to consider and make recommendations to the Board regarding issues impacting the financial structure and strategic direction of the Company, including, but not limited to, revisions to our capital structure, mergers, acquisition and divestiture activities, as well as changes to the scope and mix of business.

Risk Oversight Role

        The Board is responsible for overseeing our risk management, but its duties in this regard are supplemented by certain committees of the Board. In particular, the Audit Committee focuses on financial risk, including internal controls, and is responsible for discussing with management and our independent auditors policies with respect to risk assessment and risk management, including the process by which we undertake major financial and accounting risk assessment and management. Risks related to our compensation programs are reviewed by the Compensation Committee (See "Compensation Risk Assessment" below), and certain legal and regulatory compliance risks are reviewed by the NCG Committee. In connection with its responsibilities relating to risk assessment, our full Board periodically engages in discussions of the most significant risks that the Company is facing (including cyber security risks); and how these risks are being managed.

Changes in Nominating Procedures

        There have not been any material changes to the procedures by which security holders may recommend nominees to our Board that were implemented since we last disclosed such procedures.

Stockholder Communications

        The Board has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary. The name of any specific intended Board recipient should be noted in the communication. Our Corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration will not be forwarded to the Board. Stockholders who wish to communicate with the Board can submit a written request to Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705; Attention: Corporate Secretary.

Annual Meeting Attendance

        We do not have a formal policy regarding attendance by members of our Board at annual meetings of our stockholders; however, directors are encouraged to attend all such meetings. For our 2018 annual meeting of stockholders, one of our then-current directors attended such meeting.

DIRECTOR COMPENSATION

        Compensation of directors is determined by the Compensation Committee. The Compensation Committee has approved a compensation structure for non-employee directors consisting of a cash retainer, an annual equity award and, for Board members serving on a committee, an additional cash retainer. Directors who are our employees are not compensated for their services as directors.

Board and Committee Retainers

        For Fiscal 2019, annual cash compensation for non-employee directors was as follows:

Position	Annual Retainer
Chairman of the Board	$65,000
Non-Employee Director (other than the Chairman)	$35,000

        Additional retainers for each non-employee director who served on one or more Board committees in Fiscal 2019 were as follows:

Position	Annual Retainer
Audit Committee
Chair	$12,000
Member	$6,000
Compensation Committee
Chair	$9,000
Member	$4,500
Nominating and Corporate Governance Committee
Chair	$4,000
Member	$2,000
Finance and Strategy Committee
Chair	$9,000
Member	$4,500

        All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of our Board and its committees, but they do not receive separate meeting fees.

Annual Equity Compensation

        Non-employee directors are also eligible to receive periodic restricted stock units ("RSUs") under the Company's equity incentive plan then in effect. Each non-employee director shall be granted an annual RSU upon approval of the grant by the Compensation Committee as soon as reasonably practicable following the annual meeting of stockholders at which such director is re-elected. The annual RSU grant to directors shall be worth approximately $40,000 based on the closing price of the Company's common stock on the RSU grant date. Each RSU entitles the holder to receive shares of the Company's common stock upon vesting of those units. Each annual RSU generally vests in full upon the director's completion of one year of service measured from the date of the grant; however, it is expected that future annual RSU grants will vest in full on the annual stockholder meeting date to which the RSU relates. If a non-employee director joins the Board in between annual stockholder meetings, such director would receive an RSU for a pro rata portion of the annual grant, which typically vests in full one year following the grant date.

2019 Director Compensation Table

        The following table sets forth a summary of the compensation earned in Fiscal 2019 by each person who served as a non-employee director during that year:

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Units ($)(2)	Total ($)
Kevin C. Daly, Ph.D.	$50,500	$39,998	$90,498
Scott E. Deeter	45,500	39,998	85,498
Gerard M. Mooney	42,250	39,998	82,248
Laura L. Siegal(3)	30,722	60,271	90,993
Thomas L. Thomas	78,500	39,998	118,498
Mikel H. Williams	49,000	39,998	88,998

(1)
Represents amounts earned by the directors based on the arrangement described above, which amounts have been prorated for directors who served on such committees for less than a full term.

(2)
The dollar amounts shown represent the grant date fair value of restricted stock unit awards granted in Fiscal 2019 determined in accordance with ASC 718. For each director, the number of units was determined by dividing $40,000 by $4.16, the closing sales price of the Company's common stock on the grant date. At the end of Fiscal 2019, the above-listed directors held options for the following number of shares of common stock: Kevin C. Daly—60,000; Gerard M. Mooney—40,000; Laura L. Siegal—0; and Mikel H. Williams—60,000. At the end of Fiscal 2019, the above listed directors held RSUs for the following number of shares of common stock: Kevin C. Daly—9,615; Scott E. Deeter—9,615; Laura L. Siegal—9,615; Gerard M. Mooney—9,615; Thomas L. Thomas—9,615, and Mikel H. Williams—9,615.

(3)
Ms. Siegal did not join the Board until May 2018, and accordingly, earned pro-rated Board fees in Fiscal 2019.

Director Stock Ownership Guidelines

        Pursuant to stock ownership guidelines adopted by the Board in February 2016 with a five-year phase-in period, members of the Board of Directors are required to own shares of Company common stock having a value equal to or greater than three times their annual cash Board retainer, which is currently set at $35,000 per year. Unexercised stock options do not count toward fulfillment of this ownership requirement. Each director will have until the later of (i) February 2021 and (ii) five years from the time he or she is elected to the Board, to meet the stock ownership guidelines.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the Board of Directors or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of the Board of Directors and any member of the Compensation Committee (or other committee performing equivalent functions) of any other company.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

        The table below sets forth certain information, as of July 19, 2019, regarding our executive officers.

Name	Age	Capacities in Which Served
J. Joseph ("Joe") Bergera	55	Chief Executive Officer, President and Director
Andrew Schmidt	57	Chief Financial Officer, Vice President of Finance and Secretary
Joe Boissy	55	Chief Marketing Officer
James Chambers	53	Senior Vice President and General Manager, Agriculture and Weather Analysis
Todd Kreter	59	Senior Vice President and General Manager, Roadway Sensors
Ramin Massoumi	46	Senior Vice President and General Manager, Transportation Systems

        The following is a brief description of the capacities in which the above persons have served the Company and their business experience during at least the past five years. The biography of Mr. Bergera appears earlier in this proxy statement. See "Proposal 1: Election of Directors."

        Andrew Schmidt has served as our Vice President of Finance, Chief Financial Officer and Secretary since March 2015. Prior to joining us, Mr. Schmidt served as the Chief Financial Officer and Corporate Secretary of Smith Micro Software, Inc., a publicly-held provider of wireless and mobility software solutions from 2005 to May 2014. Prior to joining Smith Micro, Mr. Schmidt held CFO roles for several other public companies, including Genius Products, an entertainment company, and Mad Catz Interactive, a provider of console video game accessories. He also served as Vice President (Finance) of Peregrine Systems, a publicly-held provider of enterprise level software. Mr. Schmidt holds a B.B.A. degree in Finance from the University of Texas and an M.S. degree in Accountancy from San Diego State University.

        Joseph Boissy has served as our Chief Marketing Officer since January 2017. Prior to that, Mr. Boissy served as Chief Marketing Officer of Vendavo, Inc. (acquired by Francisco Partners in October 2014), a provider of margin and profit optimization solutions, from September 2013 to November 2016. Prior to that, he served as the Chief Marketing Officer at 3VR Inc., a video intelligence solutions provider, from October 2011 to September 2013. From February 2002 to October 2011, he served in various management positions at ILOG, Inc. (acquired by IBM in July 2008), a provider of business rule management systems, with his last position as Vice President ILOG Worldwide Marketing, an IBM company. Mr. Boissy was Vice President Program Management, Credient at SunGard Trading & Risk Systems Inc., a provider of financial software solutions and services, from 2000 to 2002, and from 1997 to 2000, he served in management positions in product development, support and product management, most recently as the Vice President Product Marketing, with Infinity Financial Technology, Inc., a financial trading and risk management software solutions provider that was acquired by SunGard in October 1997. Prior to Infinity, Mr. Boissy was Director Product Development at Diagram Financial Software, Inc. (now part of Thomson Reuters) from 1993 to 1997. Mr. Boissy holds a B.S. degree in Electrical Engineering from the Lebanese University (Lebanon) and a M.S. degree in Computer Science and Data Analytics from the University of Paris XI (France).

        James Chambers has served as our Senior Vice President and General Manager, Agriculture and Weather Analytics since August 2017. Prior to that, Mr. Chambers served as Chief Executive Officer of Observant, Inc. (acquired by Jain Irrigation, Inc. in February 2017), a provider of agricultural in-field hardware and cloud based applications for precision farm water management, from February 2016 to February 2017. From June 2013 to February 2016, he served as Director of Marketing at Bayer CropScience, a company specializing in agriculture, and lifesciences. Prior to that, Mr. Chambers served in various key management positions at divisions of Deere & Company, including John Deere Water

(acquired by FIMI Opportunity Funds in June 2014), a provider of integrated Ag water management solutions, most recently as Director of Global Product Management and Marketing and then as the Director of Global Technology Solutions, from August 2010 to May 2013, and John Deere Agri Services, Inc. (acquired by Constellation Software, Inc. in January 2011), a provider of software solutions for the agricultural supply chain, most recently as the General Manager for the Specialty Crop Business Unit and then as the Director of Marketing, from June 2006 to August 2010. From January 2003 to June 2006, he was Global Business Manager at Valent BioSciences Corporation, a provider of technologies and products for the agricultural, public health, forestry and household markets, and from March 2001 to January 2003, he was Director of Global Sales and Marketing with AgraQuest (acquired by Bayer CropScience in July 2012), a supplier of biological pest management solutions. From 1989 to 2001, Mr. Chambers served in various management positions at Monsanto Company, a provider of agriculture products for farmers, most recently as Business Development Manager and Financial Analyst, then as Marketing Manager Animal Productivity and Market and Sales Manager. Mr. Chambers holds a B.S. degree in Agriculture Business Management and Economics from The Ohio State University.

        Todd Kreter has served as our Senior Vice President and General Manager, Roadway Sensors since May 2014. Mr. Kreter served as our Senior Vice President, Sensors Development and Operations from May 2009 to May 2014 and as Vice President of Engineering from November 2007 to May 2009. Prior to joining us, Mr. Kreter served in a number of executive positions at Quantum Corporation, most recently as the VP Global Services from 2004 to January 2007, where he managed the company's worldwide customer service organization. Mr. Kreter holds a B.S. degree in Mechanical Engineering from California State University, Fullerton.

        Ramin Massoumi has served as our Senior Vice President and General Manager, Transportation Systems since March 2015. Mr. Massoumi joined Iteris in 1998 and served in a number of executive and managerial positions prior to the promotion to his current position, most recently as our Vice President of Business Development from June 2011 to March 2015. Throughout his career, his focus has been on the application of advanced technologies in the traffic management market, and has led projects throughout the United States and the Middle East. Mr. Massoumi also serves as a lecturer of upper division courses on transportation engineering, ITS and multi-modal operation at University of California, Irvine. Mr. Massoumi holds a B.S. degree in Civil Engineering from the University of California, Irvine, an M.S. degree in Engineering from the University of California, Berkeley, and an M.B.A. from the University of Southern California.

Summary Compensation Table

        The following table shows information regarding the compensation earned for the fiscal years ended March 31, 2019, 2018 and 2017 by (i) our Chief Executive Officer, and (ii) our two other most highly compensated executive officers (other than our Chief Executive Officer) who were serving as executive officers as of March 31, 2019. The officers listed below are collectively referred to as the "named executive officers" or "NEOs" in this proxy statement.

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)		All Other Compensation(3)	Total
Joe Bergera	2019	$412,894		$—		$421,425	$137,280		$17,118	$988,716
Chief Executive Officer	2018	396,648		—		649,328	180,000		$8,848	1,234,825
and President	2017	399,816		—		328,362	354,000	(4)	3,594	1,085,772
Andrew Schmidt	2019	358,670		—		159,205	71,775		12,792	602,442
Chief Financial Officer,	2018	346,138		15,000	(5)	259,731	94,035		8,683	723,587
Vice President of Finance and Secretary	2017	346,790		—		164,181	161,970		8,118	681,059
James Chambers	2019	282,399		—		188,085	131,890		10,385	612,759
Senior Vice President and General Manager, Agriculture and Weather Analytics	2018	195,322	(6)	—		322,425	65,541		5,616	589,904

(1)
The dollar amounts shown represent the grant date fair value of stock options granted during the applicable fiscal year determined pursuant to the Black-Scholes-Merton option pricing formula. For a discussion of valuation assumptions used in the calculations, see Note 8 of Notes to Consolidated Financial Statements, included in Part II, Item 8 in the Annual Report. See also our discussion of stock-based compensation under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" in Part II, Item 7 in the Annual Report. The options have an exercise price equal to the closing sales price of our common stock as of the grant date and vest in equal annual installments over four years and are not exercisable until vested.

(2)
The amounts shown in this column constitute the cash bonuses paid to each named executive officer based on the attainment of certain pre-established management objectives. These awards are discussed in further detail under "Fiscal 2019 Cash-Based Bonus Plan" below.

(3)
Except as otherwise noted, represents Section 401(k) plan employer contributions paid by us.

(4)
Pursuant to his employment agreement, Mr. Bergera was eligible for a bonus of up to $300,000 for Fiscal 2016, of which $150,000 was a signing bonus payable on January 31, 2016, provided that Mr. Bergera was employed by the Company as of such date, and the remaining $150,000 was payable pursuant to the Company's 2017 Bonus Plan based on his achievement of certain pre-established criteria.

(5)
Represents a discretionary cash bonus.

(6)
Mr. Chambers was hired in August 2017 at an annual salary of $275,000. The Fiscal 2018 salary represents the amount earned by Mr. Chambers from his hire date through the end Fiscal 2018.

Fiscal 2019 Grant of Plan-Based Awards

        The table below sets forth information with respect to awards granted to the named executive officers under our annual non-equity incentive compensation plan and our 2016 Omnibus Incentive

Plan in Fiscal 2019, which constitute all of the plan-based awards granted to our named executive officers in Fiscal 2019.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Number of Securities Underlying Options or Stock Units (#)
							Grant Date Fair Value of Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)		Awards ($/share)
Joe Bergera	12/10/2018	$—	$312,000	$468,000	250,000	$4.16	$421,405
Andrew Schmidt	12/10/2018	—	163,125	244,688	100,000	4.16	159,197
James Chambers	12/10/2018	—	156,063	234,095	70,000	4.16	131,104
	06/11/2018	—	—	—	25,000	4.85	56,987

(1)
Reflects the amount payable upon achievement of the management objectives described under the heading "Fiscal 2019 Cash-Based Bonus Plan" below.

(2)
The dollar amounts shown represent the grant date fair value of stock options granted during the applicable fiscal year determined pursuant to the Black-Scholes-Merton option pricing formula. For a discussion of valuation assumptions used in the calculations, see Note 8 of Notes to Consolidated Financial Statements, included in Part II, Item 8 of the Annual Report. See also our discussion of stock-based compensation under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" in Part II, Item 7 of the Annual Report.

Outstanding Equity Awards at 2019 Fiscal Year End

        The following table sets forth the outstanding equity awards held by each named executive officer as of March 31, 2019. None of the NEOs held outstanding RSUs at the end of Fiscal 2019.

	Option Awards(1)
Name	Number of Securities Underlying Outstanding Options (#) Exercisable	Number of Securities Underlying Outstanding Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Joe Bergera	1,012,500	337,500	$2.38	09/23/15	09/22/25
Chief Executive Officer, President	75,000	75,000	4.91	03/03/17	03/02/27
and Director	62,500	187,500	5.52	02/16/18	02/15/28
	—	225,000	4.16	12/10/18	12/09/28
Andrew Schmidt	100,000	—	1.79	03/16/15	03/15/25
Chief Financial Officer, Vice President of	56,250	18,750	2.37	11/02/15	11/01/25
Finance and Secretary	37,500	37,500	4.91	03/03/17	03/02/27
	25,000	75,000	5.52	02/16/18	02/15/28
	—	85,000	4.16	12/10/18	12/09/28
James Chambers	25,000	75,000	5.90	08/17/17	08/16/27
Senior Vice President and	6,250	18,750	5.52	02/16/18	02/15/28
General Manager, Agriculture and	—	25,000	4.85	06/11/18	06/10/28
Weather Analytics	—	70,000	4.16	12/10/18	12/09/28

(1)
All options vest in four equal annual installments following the date of grant. The vesting of equity awards held by the named executive officers is subject to each officers continued service with the Company, and is subject to acceleration under certain circumstances as discussed under the heading "Potential Payments upon Termination of Employment and Change in Control" below.

Fiscal 2019 Option Exercises and Stock Vesting Table

        No options were exercised by the NEOs and no stock awards issued with a vesting period vested during Fiscal 2019.

Potential Payments upon Termination of Employment and Change in Control

        We do not currently have any employment contracts or change in control arrangements in effect with any of our named executive officers other than the agreements described below. We provide incentives such as salary, benefits, option grants and RSUs to attract and retain executive officers and other key associates. The plan administrator of the 2007 Omnibus Incentive Plan and 2016 Omnibus Incentive Plan has the discretion to determine whether outstanding equity awards held by our NEOs are to vest upon a qualifying termination of employment following certain changes in control of the Company, or upon such change in control, but we do not provide for any automatic "single trigger" acceleration of equity awards upon a change in control (other than the option grant received by Dr. Daly in connection with his service as a non-employee director). Other than as noted in this section, there is no agreement or policy which would automatically entitle any named executive officer to severance payments or any other compensation as a result of such officer's termination.

  Agreement with Joe Bergera

        In connection with his hiring, we entered into an employment agreement with Joe Bergera, our Chief Executive Officer, dated September 8, 2015, pursuant to which Mr. Bergera will receive an annual base salary of $385,000, which may be increased from time to time at the discretion of the Compensation Committee. Mr. Bergera will also be eligible to participate in our executive bonus plan as then in effect and his potential bonus for each year will be established annually by the Board or a committee of the Board, provided that the bonus potential for Fiscal 2016 was $300,000, of which $150,000 was a signing bonus payable on January 31, 2016 provided that Mr. Bergera was employed by the Company as of such date. The agreement is for an initial term of three years and will renew for successive one year periods until September 2025 unless either we or Mr. Bergera provide written notice of non-renewal at least 30 days prior to the end of the initial term or renewal term, as applicable.

        Pursuant to the agreement, Mr. Bergera also received an option grant under our 2007 Omnibus Incentive Plan to purchase up to 1,350,000 shares of our common stock (the "Option"). The Option vests in equal annual installments over four years and has an exercise price equal to the closing sales price of our common stock on the date of grant of the Option.

        If during the initial term of the agreement or any renewal term, Mr. Bergera's employment with the Company is terminated without Cause (as such term is defined in the agreement), Mr. Bergera will be entitled to receive (i) salary continuation payments for 12 months following his termination, (ii) a lump sum payment equal to the pro-rated portion of his target bonus established by the Compensation Committee for the fiscal year in which his employment is terminated, and (iii) reimbursement for the cost of COBRA coverage for a period of up to 12 months following the termination. If Mr. Bergera is terminated without Cause or resigns for Good Reason within 12 months following a Change in Control (as such terms are defined in the agreement) (such termination or resignation, a "CIC Termination"), Mr. Bergera will be entitled to receive (i) a lump sum payment equal to 125% of his base salary as then in effect, (ii) a lump sum payment equal to the pro-rated portion of his target bonus established by the Compensation Committee for the fiscal year in which the CIC Termination occurs, (iii) reimbursement for the cost of COBRA coverage for a period of up to 12 months following the CIC Termination, and (iv) acceleration of the vesting of the Option. In addition, upon termination of his employment due to death, Mr. Bergera's estate or beneficiaries will be entitled to receive salary continuation payments in the aggregate equal to 50% of his then current base salary.

  Agreement with Andrew Schmidt

        We entered into an employment agreement dated March 9, 2015 with Andrew Schmidt, our Chief Financial Officer, in connection with his hiring. Pursuant to this agreement, Mr. Schmidt will receive an annual base salary of $325,000, which may be increased from time to time at the discretion of the Board or the Compensation Committee. He will also be eligible to participate in our executive bonus plan as then in effect and his potential bonus for each year will be established annually by the Board or the Compensation Committee, provided that the bonus potential for Fiscal 2016 was to be $125,000. The agreement has an initial term of two years and will renew for successive one year periods until March 2025 unless either the Company or Mr. Schmidt provides written notice of non-renewal at least 30 days prior to the end of the initial term or renewal term, as applicable. The agreement was amended on June 12, 2017 and provides that if Mr. Schmidt's employment with the Company is terminated without Cause or in connection with a Change in Control (as such terms are defined in the agreement), Mr. Schmidt will be entitled to salary continuation payments for 12 months following his termination of his annual base salary as then in effect. In addition, Mr. Schmidt will be entitled to receive reimbursement for the cost of COBRA coverage for a period of up to 12 months following such termination.

  Agreements with James Chambers

        We entered into an incentive agreement and a retention bonus agreement, both effective June 4, 2019, with James Chambers, our Senior Vice President and General Manager, Agriculture and Weather Analytics. Pursuant to the retention bonus agreement, Mr. Chambers will receive a one-time cash award of $426,000 if he is still employed by us on June 4, 2021. The payment of the cash bonus will accelerate if Mr. Chambers' employment is terminated without "Cause" or by Mr. Chambers for "Good Reason," as those terms are defined in the retention bonus agreement. In addition, pursuant to the incentive bonus agreement, if we achieve certain strategic business goals while he remains employed by us, Mr. Chambers will receive a cash award equal to 0.9 times his base salary or 1.5 times his base salary.

Iteris, Inc. Executive Severance Plan

        The Iteris, Inc. Executive Severance Plan was adopted on February 5, 2018 and amended and restated effective on June 4, 2019 (the "Severance Plan"). Each individual employed by the Company or its subsidiary, who is an officer subject to Section 16 of the Exchange, and who is not otherwise covered by an employment agreement that includes severance terms (the "Eligible Employees"), is eligible to receive severance payments under the Severance Plan upon certain qualifying terminations of employment. Eligible Employees for the purposes of the Severance Plan is limited to a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

        The Severance Plan provides Eligible Employees with severance payments in the event that an Eligible Employee's employment with the Company or its subsidiaries is terminated either (a) by the Company without Cause not in connection with a Change of Control ("Non-CIC Qualifying Termination") or (b) if in connection with or within 12 months following a Change of Control, which, for Eligible Employees employed by that business, includes a divestiture of a material business, by the Eligible Employee for Good Reason (as such terms are defined in the Severance Plan) or by the Company without Cause (a "CIC Qualifying Termination").

        Non-CIC Qualifying Termination.    Upon a Non-CIC Qualifying Termination, an Eligible Employee will receive the following:

  •
  A cash payment equal to the Eligible Employee's annual base salary, payable in substantially equal installment payments over the one-year period following termination, in accordance with the Company's normal payroll practices; and

  •
  Reimbursement for the Eligible Employee's monthly COBRA premiums for the 12-month period following termination or until the Eligible Employee receives substantially similar medical coverage from another employer.

        CIC Qualifying Termination.    Upon a CIC Qualifying Termination, an Eligible Employee will receive the following:

  •
  A cash payment equal to the Eligible Employee's annual base salary, payable in a lump sum on the next payroll date after the 61st day following termination; and

  •
  Reimbursement for the Eligible Employee's monthly COBRA premiums for the 12-month period following termination, or until the Eligible Employee receives substantially similar medical coverage from another employer.

        The severance payments are subject to the Eligible Employee's execution of a severance agreement within 60 days following termination that includes a release of claims and certain non-solicitation, confidentiality, and non-disparagement restrictions.

        The Company may amend or terminate the Severance Plan at any time by providing at least 90 days' advance written notice to each Eligible Employee, provided that no such amendment or termination that has the effect of reducing or diminishing the right of any Eligible Employee will be effective unless one year's advance written notice is provided to Eligible Employees, and such amendment or termination will not be effective if a Change of Control occurs during the one-year notice period.

Indemnification of Directors and Officers

        Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and our bylaws require us to advance litigation expenses upon receipt of an undertaking by the director or officer. If it is ultimately determined that the director or officer is not entitled to indemnification, the director or officer is required to repay such advances. The bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        We have entered into agreements to indemnify certain of our directors and officers in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, indemnify such directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of Iteris, or as a director or officer of any other company or enterprise to which the person provides services at our request.

Generally Available Benefit Plans

        Section 401(k) Plan.    We make available a tax-qualified retirement plan that provides eligible employees, including our executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Participants are able to defer a portion of their eligible compensation, subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the "Code"). Pre-tax contributions are allocated to each participant's individual account and may be invested in selected alternative investments according to the participant's direction. We do currently make a matching contribution under the 401(k) plan up to a maximum of 4% of the employee's base salary. Such matching contribution is at the discretion of the Board and is typically evaluated on an annual basis.

        Employee Stock Purchase Plan.    We maintain an employee stock purchase plan (the "ESPP"), which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, to promote stock ownership by our employees. The ESPP was approved by our stockholders in November 2017, and 1,000,000 shares of common stock have been reserved for issuance under the ESPP. Under the ESPP, eligible employees are able to acquire shares of our common stock by accumulating funds through payroll deductions.

Compensation Discussion and Analysis

        The following is a summary of the compensation policies, plans and arrangements for our executive officers. This summary should be read in conjunction with the Summary Compensation Table and related disclosures set forth below. We are eligible to, and have chosen to, comply with the executive compensation disclosure rules applicable to a "smaller reporting company," as defined in the applicable SEC rules. This section discusses the principles underlying our compensation policies for our executive officers who are named in the "Summary Compensation Table" below, who we refer to as our "named executive officers" or "NEOs" for Fiscal 2019 and who include the following executive officers:

  •
  Joe Bergera, our Chief Executive Officer, President and Director;

  •
  Andrew Schmidt, our Chief Financial Officer, Vice President of Finance and Secretary; and

  •
  James Chambers, our Senior Vice President and General Manager, Agriculture and Weather Analytics.

Compensation Philosophy and Objectives

        Our executive compensation plans and arrangements are overseen and administered by our Compensation Committee, which is comprised entirely of independent directors as determined in accordance with applicable Nasdaq and SEC rules. The Compensation Committee operates under a written charter adopted and reviewed annually by our Board. A copy of this charter is available on our website under our investor relations page on our website at www.Iteris.com under the heading "Corporate Governance." Our philosophy is to provide our named executive officers with compensation that will motivate and retain them, provide them with meaningful incentives to achieve and exceed short-term and long-term corporate objectives set by our Compensation Committee, and align their long-term interests with those of our stockholders. Based on this philosophy, the compensation programs for our named executive officers are designed to achieve the following primary objectives:

  •
  establish a compensation structure that is competitive enough to attract, retain and motivate outstanding executive talent;

  •
  ensure that any cash incentive compensation programs for our named executive officers are aligned with our corporate strategies and business objectives by tying the potential payouts under such programs to the achievement of key strategic, financial and operational goals; and

  •
  utilize long-term equity awards to align interests between our named executive officers and stockholders.

Impact of 2016 Say-on-Pay Vote

        The most recent stockholder advisory vote on executive officer compensation required under the federal securities laws was held on December 15, 2016. Approximately 81.5% of the total votes cast on such proposal (which excluded broker non-votes) were in favor of the compensation of the named executive officers, as that compensation was disclosed in the various compensation tables and narrative that appeared in the Company's proxy statement dated November 21, 2016. Based on that high level of stockholder approval, the Compensation Committee decided not to make any material changes to the Company's compensation philosophies, policies and practices for the Fiscal 2019 compensation of the named executive officers. Currently, based on the voting preference of the Company's stockholders, advisory votes on executive officer compensation will be conducted every three years. Depending on the results of Proposal 3, and if the policy is determined in accordance with the Board's current "three years" recommendation, the next say-on-pay vote would be held at the 2022 annual meeting of stockholders. The Compensation Committee will continue to take into account each such advisory vote in order to determine whether any subsequent changes to the Company's executive compensation programs and policies would be warranted to reflect any stockholder concerns reflected in those advisory votes.

Annual Review of Cash and Equity Compensation

        We conduct an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers to ensure that compensation is structured appropriately to achieve our objectives. We review each component of compensation as related but distinct. Although the Compensation Committee reviews total compensation, it has not adopted any formal guidelines for allocating total compensation between cash and equity compensation. We determine the appropriate level of each compensation component based in part, but not exclusively, on our retention goals and short-term and long-term objectives.

        This review generally occurs in the first quarter of each fiscal year at which time the Compensation Committee establishes executive officer base salaries for the following fiscal year, reviews and approves any bonus awards and programs, establishes the performance objectives for our cash based bonus plan, and may grant equity compensation to the executive officers to ensure their interests are aligned with our stockholders and for retention. In Fiscal 2019, the Compensation Committee retained the services of an independent compensation consulting firm, FW Cook, to advise on executive compensation. This consultant provided the Compensation Committee with market data and analysis of our total direct compensation for such executive officer positions as compared with the competitive market. FW Cook reports only to the Compensation Committee and has not performed any other work for the Company since being retained as an independent consultant to the Compensation Committee. As provided in its charter, the Compensation Committee has the authority to determine the scope of FW Cook's services and may terminate their engagement at any time.

        In setting executive compensation, the Compensation Committee takes into account a number of factors, including the nature and scope of the named executive officer's responsibilities, his or her individual performance level and contribution to the achievement of our corporate objectives, the experience level of the executive, the recommendations of our Chief Executive Officer for each individual's compensation package (other than his own) and the compensation trends in the industry.

        As part of the review process, our Chief Executive Officer provides our Compensation Committee with recommendations as to the base salary, cash bonus potential and long-term equity incentive awards for each of our executive officers other than himself based on that officer's level of responsibility, individual performance and contribution to the attainment of our strategic corporate objectives and market data. Our Compensation Committee takes the Chief Executive Officer's recommendations into consideration in setting named executive officer compensation, but retains complete discretionary authority to make all compensation-related decisions for our named executive officers. Our Compensation Committee makes its compensation decisions with respect to the Chief Executive Officer on the basis of relevant market data furnished by a variety of sources and its subjective assessment of individual performance and contributions to our overall corporate performance. Any decisions regarding our Chief Executive Officer's compensation are made without such officer present.

Compensation Components and Structure

        We utilize three main components in structuring compensation programs for our named executive officers:

  •
  Base salary, which is the only fixed compensation element in the executive compensation program and is primarily used to recruit and retain executive talent and provide an element of economic security from year to year;

  •
  Performance-based cash bonuses that are primarily designed to reward achievement of financial and operational goals; and

  •
  Equity incentive awards designed to ensure long-term retention of our executive talent and align their interests with those of our stockholders.

        We view each component of compensation as related but distinct. It is the practice of our Compensation Committee to allocate a substantial portion of each named executive officer's total compensation to performance and long-term incentive compensation as a result of the philosophy described above. While the Compensation Committee does establish specific performance criteria for its cash-based bonus plan each year, there is no formal pre-established policy for the allocation of compensation between cash and non-cash components or between short-term and long-term components, and there are no pre-established ratios between the compensation of our Chief Executive Officer and that of the other named executive officers. Instead, our Compensation Committee determines the compensation of each named executive officer annually based on its review of the market data, its subjective analysis of that individual's performance and contribution to our financial performance and the other factors identified in the "Annual Review of Cash and Equity Compensation" section above to determine the appropriate level and balance of total compensation. We believe that this approach allows us to tailor compensation for each named executive officer to attract, retain and motivate that executive officer within the parameters of our compensation philosophy.

        Base Salaries.    Base salaries are set at levels that are intended to recognize the experience, skills, knowledge and responsibilities required of all of our named executive officers. Each named executive officer's base salary level is typically reviewed on an annual basis and adjustments may be made to the individual's base salary on the basis of his or her level of performance, the overall performance of the Company and the various compensation trends in our industry.

        In July 2018, the Compensation Committee reviewed the base salaries of the named executive officers and established the base salaries for Fiscal 2019 for such officers as is set forth below:

Named Executive Officer	Fiscal 2019 Annual Base Salary
Joe Bergera	$416,000
Andrew Schmidt	362,500
James Chambers	283,750

        Fiscal 2019 Cash-Based Bonus Plan ("2019 Bonus Plan").    Our named executive officers are eligible to receive an annual cash-based bonus under our 2019 Bonus Plan. Each year, our Compensation Committee establishes the performance objectives to be attained and the target bonuses payable based on the level of attainment of the specified goals, which generally include the Company's revenues and operating income for the fiscal year, the revenues and contribution margin of such officer's business unit, and personal objectives set for each officer ("MBOs"). We define "contribution margin" as the business unit's operating income without corporate expense allocations. Corporate operating income and the operating income of each business unit is calculated on a non-GAAP basis to exclude amortization, depreciation, stock-based compensation, goodwill impairment charge, if any, and such other non-cash items that the Compensation Committee, in its sole discretion, believes are not directly indicative of the performance of the Company and the business units.

        The corporate and business unit performance targets and the actual achievement of such objectives for Fiscal 2019 were as follows:

Performance Components	No Bonuses At or Below	Target	Maximum	Actual	% Attained
Corporate Revenue	$85,899	$107,374	$128,849	$99,123	92.3%
Corporate Operating Income	(200)	—	201	(3,725)	0.0
Roadway Sensors Revenue	41,235	51,544	61,853	43,492	84.4
Roadway Sensors Contribution Margin	8,774	10,968	13,162	7,011	63.9
Transportation Systems Revenue	43,585	54,481	65,377	49,815	91.4
Transportation Systems Contribution Margin	6,390	7,987	9,584	5,907	74.0
Agriculture and Weather Analytics Revenue	4,736	5,920	7,104	5,816	98.2
Agriculture and Weather Analytics Contribution Margin	(8,008))	(6,673)	(5,338)	(5,024)	132.8

        If our performance for Fiscal 2019 exceeded the Company and business unit performance targets set for bonus purposes, the NEOs could have earned an additional bonus of up to 50% of the target bonus award that was not based upon achieving individual objectives. The full 50% additional bonus would have been earned by the NEOs if the Company had achieved the performance goals set forth under the "Maximum" column above. If the Company had achieved performance that was less than the goals set forth under the "Maximum" column but more than the amounts set forth under the "Target" column, the additional bonus payable would have been proportional, or based on the level of the Maximum goal achieved when measured from the Target amount. For example, if the performance had exceeded the Target goal by 25% of the difference between the Maximum and Target amounts, then 25% of the 50% additional bonus relating to such performance goal would have been payable.

        The Compensation Committee typically meets near the end of the first fiscal quarter of each year to evaluate each NEO's achievement of their respective MBOs and annual bonuses are typically paid out as soon as practicable thereafter.

        The performance objectives, target bonus and actual bonus for each of our named executive officers for Fiscal 2019 were as follows:

Named Executive Officer	Performance Objectives Allocation (%)	2019 Target Bonus ($)	2019 Actual Bonus ($)	% of Target Awarded (%)
Joe Bergera		$312,000	$137,280	44%
Corporate Revenue	40%
Corporate Operating Income	40
MBOs	20
Andrew Schmidt		163,125	71,775	44
Corporate Revenue	40
Corporate Operating Income	40
MBOs	20
James Chambers		156,063	131,890	85
Agriculture and Weather Analytics Revenue	30
Agriculture and Weather Analytics Contribution Margin	20
Corporate Revenue	15
Corporate Operating Income	15
MBOs	20

        See "Fiscal 2019 Grant of Plan-Based Awards" above for additional information on Fiscal 2019 cash bonuses.

        Equity Compensation.    Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers and providing an inducement for long-term retention. Our equity component also aligns the interests of our named executive officers with those of our stockholders and focuses their attention on the creation of stockholder value in the form of stock price appreciation. The Compensation Committee uses both stock options and RSUs as part of the Company's long-term incentive program for named executive officers, and the relative allocation of such instruments may vary from time to time. We believe that the equity-based compensation provides our named executive officers with a direct interest in our long-term performance and creates an ownership culture that establishes a mutuality of interests between our named executive officers and our stockholders.

        Typically, the Compensation Committee provides grant guidelines to our Chief Executive Officer, who in turn will make recommendations back to the Compensation Committee regarding the number of options to be granted to our executive officers. See "Fiscal 2019 Grant of Plan-Based Awards" above for the Fiscal 2019 awards.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the discussion and analysis of the compensation of our named executive officers as disclosed in this proxy statement under the heading "Compensation Discussion and Analysis." Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report and this proxy statement.

Kevin Daly, Ph.D. Scott E. Deeter Thomas L. Thomas (Chairman)

Compensation Risk Assessment

        The Compensation Committee has evaluated our compensation programs and policies as generally applicable to our employees to ascertain any potential material risks that may be created by the compensation programs. The Compensation Committee concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse impact on our business or our financial condition. The following compensation design features help minimize the incentives for excessive risk-taking:

  •
  Our base pay programs consist of generally competitive salary rates that represent a reasonable portion of total compensation and provide a reliable level of income on a regular basis, which decreases incentive on the part of our executives to take unnecessary or imprudent risks;

  •
  A portion of each executive's incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained performance over time. This reduces any incentive to take risks that might increase short-term compensation at the expense of longer term results;

  •
  Annual equity awards have multi-year vesting which aligns the long-term interests of our executives with those of our stockholders and, again, discourages the taking of short-term risk at the expense of long-term performance; and

  •
  Each officer has multiple performance objectives, some of which relate to the Company as a whole, which is more difficult for an officer to manipulate.

PROPOSAL 2: ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act, stockholders have the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Commonly known as a "say-on-pay" vote, this proposal gives our stockholders the opportunity to express their views on our executive compensation policies and programs and the compensation paid to the named executive officers.

        We are asking our stockholders to indicate their support of the compensation of our named executive officers, as described in this proxy statement by approving the following resolution at the Annual Meeting:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the 2019 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved."

        The Board of Directors recommends a vote FOR approval of the advisory resolution because it believes that the Company's executive compensation policies and practices are effective in achieving the Company's goals of attracting, retaining, and motivating highly talented executives, rewarding sustained financial and operating performance, and aligning the executives' interests with those of the stockholders.

        The vote on this proposal is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation.

Stockholder Approval

        The affirmative vote of a majority of the common stock, present or represented by proxy and entitled to vote at the Annual Meeting, will be required for approval of this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote "FOR" the advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

        Section 14A of the Exchange Act also requires us to provide stockholders with the opportunity to indicate at least once every six years, on an advisory basis, their preference as to the frequency of future advisory votes on the compensation of our named executive officers. Accordingly, we are asking stockholders to vote on whether future say-on-pay votes should occur every year, every two years or every three years. Stockholders also may abstain from voting on this proposal.

        We believe that once every three years is the optimal frequency for say-on-pay votes for the Company. Our executive compensation programs are designed to promote a long-term connection between pay and performance and a three-year cycle will provide stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results, and avoid over emphasizing short-term variations. A vote every three years will also provide sufficient time for the Board of Directors and the Compensation Committee to consider the results of the advisory vote and to implement any changes to our compensation practices and for the stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices, that have occurred since the last advisory vote on executive compensation, before stockholders must evaluate the effectiveness of such changes in conjunction with our related business results. Accordingly, the Board of Directors recommends that the stockholders vote for a frequency of every three years for future advisory votes on the compensation of our named executive officers.

        Although this vote is advisory and not binding, the Board of Directors and the Compensation Committee will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation. However, when considering the frequency of future advisory votes on executive compensation, the Board of Directors and the Compensation Committee may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders. If the policy is determined in accordance with the Board's current recommendation, the next say-on-pay vote would he held at the 2022 annual meeting of stockholders.

Stockholder Approval

        Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. There is no threshold vote that must be obtained for this proposal. The Company will consider the frequency that receives the highest number of votes by stockholders to be the frequency that is preferred by stockholders.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote for every "three years" as the preferred frequency for advisory votes on the compensation of our named executive officers.

PROPOSAL 4: STOCKHOLDER PROPOSAL ON LONG-TERM INCENTIVE COMPENSATION POLICY

        The following stockholder proposal has been submitted to the Company for action at the Annual Meeting by Matthew Sweeny, Managing Partner, Laughing Water Capital, LP. Laughing Water Capital LP's address is 32 Westminster Road, Rockville Centre, NY 11570. Laughing Water Capital, LP has represented that it holds at least $2,000 market value of our Common Stock.

        All statements contained in the stockholder proposal and supporting statement below are the sole responsibility of the stockholder, and appear exactly as received by us. Neither Iteris nor the Board accepts any responsibility for the content of the proposal or supporting statement, which are included here in accordance with applicable proxy rules and regulations.

Stockholder Proposal

"Long-Term Incentive Compensation Policy

        Resolved, that the shareholders of Iteris Inc. ("Iteris" or "Company") hereby request that the company develop a portfolio approach to management's long-term incentive compensation, whereby a portion of long-term incentive compensation is in the form of Restricted Stock, a portion of long-term incentive compensation is in the form of Performance Units based on Total Shareholder Return ("TSR"), and a portion of long-term incentive compensation is in the form of Performance Units based on a relevant measure of capital efficiency, such as return on invested capital.

Supporting Statement

        As long-term shareholders of Iteris, we believe that properly aligned management incentives are essential to long-term success for all stakeholders. At present, long-term incentive compensation for Iteris management is in the form of Restricted Stock and options. We note that this approach to long-term incentive compensation appears to be out of touch with best practices. For example, according to a survey completed by Frederick W. Cook & Co, the compensation consultant retained by the Company, 90% of surveyed companies utilize a portfolio approach to long-term incentive compensation, with 55% of this compensation being linked to performance awards, 60% of companies using two or more performance metrics, and 91% of companies using a 3 year measurement period. TSR is the most prevalent metric, with almost all companies measuring TSR in relation to a relevant index. We further note that surveys completed by Institutional Shareholder Services indicate that 82% of investors prefer a measure of capital efficiency, such as return on invested capital, return on equity, or return on assets, be included in determining realization of long-term performance awards.

        Adopting a portfolio approach to management's long-term incentive compensation where ultimate realization of a portion of long-term incentive compensation is linked to TSR in relation to a relevant index and some measure of capital efficiency will properly align management compensation with our company's long-term performance, for the benefit of all stake holders.

PLEASE VOTE "FOR" THIS PROPOSAL"

        The foregoing proposal, which is advisory in nature, would constitute a recommendation to the Board if approved by the stockholders. Our Compensation Committee and Board will consider the voting results on this proposal in their future deliberations regarding the Company's executive compensation program.

Stockholder Approval

        The affirmative vote of a majority of the common stock, present or represented by proxy and entitled to vote at the Annual Meeting, will be required for approval of this proposal.

Recommendation of the Board

        Our Board has carefully considered the stockholder proposal and has determined not to make a recommendation either in favor of or opposed to the proposal.

        It is important to note that our compensation philosophy is to provide our management with compensation that will motivate and retain them, provide them with meaningful incentives to achieve and exceed short-term and long-term corporate objectives set by our Compensation Committee, and align their long-term interests with those of our stockholders. Following that philosophy, our Compensation Committee carefully considers various potential metrics and objectives in determining how to measure Company and executive officer performance for incentive compensation purposes. Additionally, we understand from FW Cook that the survey mentioned above is of the largest companies in the S&P 500 and does not represent the practice of our peer group.

        The stockholder proposal gives you as a stockholder the opportunity to cast a non-binding vote. While the resolution is non-binding and will not, by itself, cause a change to management's long-term compensation policy, the stockholders' response to this proposal will be taken into consideration by the Board when making future decisions about management's long-term compensation policy. While our Board has determined not to make a recommendation either in favor of or opposed to the stockholder proposal, we would consider the results of the vote on this matter in setting compensation metrics in the future.

PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The accounting firm of Deloitte & Touche LLP ("Deloitte") has been engaged by our Audit Committee to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2020. Deloitte has been our principal independent registered public accounting firm since October 2015. Information regarding the services provided to us by Deloitte during Fiscal 2019 and Fiscal 2018 is set forth below under the heading entitled "Matters Related to Independent Registered Public Accounting Firm."

        We are asking our stockholders to ratify the selection by the Audit Committee of Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2020 and to perform other appropriate services. Although stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the appointment of Deloitte to our stockholders for ratification at the Annual Meeting as a matter of good corporate governance and to provide a means by which our stockholders may communicate their opinion to the Audit Committee. In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee feels that such a change would be in the best interests of the Company and our stockholders.

        A representative of Deloitte is expected to be present at the Annual Meeting, and that representative will have the opportunity to make a brief presentation to the stockholders if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.

Vote Required

        The affirmative vote of a majority of the common stock, present or represented by proxy and entitled to vote at the Annual Meeting, will be required for ratification of the selection of Deloitte as our independent registered public accounting firm for Fiscal 2020.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote "FOR" the ratification and approval of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for Fiscal 2020.

MATTERS RELATED TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Independent Registered Public Accounting Firm

        The following table sets forth the fees we have paid to Deloitte in the following categories and amounts during Fiscal 2019 and Fiscal 2018:

	Year Ended March 31,
Fee Category	2019	2018
Audit fees	$914,000	$916,000
Audit related fees	30,000	190,000
Tax fees	—	—
All other fees	—	—

Total fees	$944,000	$1,106,000

        Audit Fees.    Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements for the applicable fiscal year and review of our consolidated financial statements included in our quarterly reports on Form 10-Q, Form 10-K and other regulatory filings for such fiscal year.

        Audit Related Fees.    Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reporting under "Audit Fees." Audit related fees for Fiscal 2019 were related to the adoption of ASC 842. Audit related fees billed for Fiscal 2018 were related to the review our registration statements on Form S-3 and Form S-8, as well as fees related to the adoption of ASC 606.

        Tax Fees.    Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. There were no tax fees billed by Deloitte for Fiscal 2019 or Fiscal 2018.

        All Other Fees.    There were no fees were billed by Deloitte in Fiscal 2019 or Fiscal 2018 for any other services.

Audit Committee Pre-Approval Policies and Procedures

        All engagements for services by Deloitte or other independent registered public accountants are subject to prior approval by the Audit Committee; however, de minimis, non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the Audit Committee was obtained for all services provided by Deloitte for Fiscal 2019 and Fiscal 2018.

        The Audit Committee reviewed and discussed the services rendered by Deloitte during Fiscal 2019, as well as the fees paid for such services, and has determined that the provision of such services by Deloitte, and the fees paid for such services, were compatible with maintaining Deloitte's independence.

Audit Committee Report

        The following is the report of the Audit Committee with respect to the audited consolidated financial statements for the fiscal year ended March 31, 2019 included in the Annual Report.

        Our management is responsible for the Company's financial reporting process, including its systems of internal control over financial reporting, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United

States generally accepted accounting principles ("GAAP") and the effectiveness of our internal control over financial reporting. The role and responsibility of the Committee is to monitor and oversee these financial processes on behalf of the Board.

        The members of the Audit Committee are not employees of Iteris and are not, nor do they represent themselves to be, accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Audit Committee's oversight role, the Audit Committee necessarily must rely on management's representations that it has maintained appropriate accounting and financial reporting principles and policies, and appropriate internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations, and that the Company's financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and on the representations of our independent registered public accounting firm included in its reports on the Company's financial statements.

        In this context, the Audit Committee hereby reports as follows:

          1.     The Audit Committee has reviewed and discussed our consolidated audited financial statements with our management.

          2.     The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board (the "PCAOB").

          3.     The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence.

          4.     Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board, and the Board approved, that the consolidated audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2019 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:
Scott E. Deeter Gerard M. Mooney Mikel H. Williams

        The information contained in the foregoing Audit Committee Report is not "soliciting material" and is not deemed filed with the SEC. Such report is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of July 19, 2019, the number and percentage ownership of our common stock by (i) all persons known to us to beneficially own more than 5% of the outstanding common stock, (ii) each of the named executive officers, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. To our knowledge, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned, subject to community property and similar laws, where applicable.

	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)
Joe Bergera(3)	1,154,301	2.78
Andrew Schmidt(4)	218,750	*
James Chambers(5)	62,500	*
Kevin C. Daly, Ph.D.(6)	506,781	1.25
Scott E. Deeter(7)	22,009	*
Gerard M. Mooney(8)	63,549	*
Laura L. Siegal(9)	24,548	*
Thomas L. Thomas(10)	147,549	*
Mikel H. Williams(11)	93,549	*
All executive officers and directors as a group (12 persons)(12)	2,606,268	6.15%

*
Less than 1%.

(1)
The address of each of the directors and officers is 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705.

(2)
Based on 40,488,706 shares of common stock outstanding as of July 19, 2019. Shares of common stock subject to options or warrants which are exercisable within 60 days of July 19, 2019 deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options and warrants are not deemed to be outstanding for purposes of this calculation. In addition to the shares held in the individual's name, the number of shares indicated also includes shares held for the benefit of the named person under our 401(k) plan.

(3)
Consists of (i) 4,301 shares held directly by Mr. Bergera and (ii) 1,150,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 19, 2019.

(4)
Consists of 218,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 19, 2019.

(5)
Consists of 62,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 19, 2019.

(6)
Consists of (i) 420,165 shares held by the Daly Family Trust, of which Dr. Daly is a trustee, (ii) 6,113 shares held by Dr. Daly's IRA, (iii) 100 shares held by Dr. Daly's spouse, (iv) 60,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 19, 2019, and (v) 9,615 shares subject to RSUs that vest within 60 days after July 19, 2019.

(7)
Consists of (i) 12,394 shares held directly by Mr. Deeter and (ii) 9,615 shares subject to RSUs that vest within 60 days after July 19, 2019.

(8)
Consists of (i) 13,934 shares held directly by Mr. Mooney, (ii) 40,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 19, 2019, and (iii) 9,615 shares subject to RSUs that vest within 60 days after July 19, 2019.

(9)
Consists of (i) 14,933 shares held directly by Ms. Siegal and (ii) 9,615 shares subject to RSUs that vest within 60 days after July 19, 2019.

(10)
Consists of (i) 20,788 shares held directly by Mr. Thomas, (ii) 117,146 shares held by Mr. Thomas's Trust, and (iii) 9,615 shares subject to RSUs that vest within 60 days after July 19, 2019.

(11)
Consists of (i) 5,788 shares held directly by Mr. Williams, (ii) 10,000 shares held by Mr. Williams' IRA, (iii) 8,146 shares held by Mr. Williams' family trust, (iii) 60,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 19, 2019, and (iv) 9,615 shares subject to RSUs that vest within 60 days after July 19, 2019.

(12)
Includes (i) 1,851,250 shares issuable upon exercise of options held by the executive officers and directors as a group that are currently exercisable or will become exercisable within 60 days after July 19, 2019 and (ii) 57,690 shares subject to RSUs held by the executive officers and directors as a group that vest within 60 days of July 19, 2019.

ADDITIONAL MATTERS

Transactions with Related Persons

        Since April 1, 2017, other than the agreements and transactions described in "Executive Compensation and Other Matters" above and the transactions described below, there has not been, nor is there any proposed transaction, where we (or any of our subsidiaries) were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two fiscal years and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

        We previously subleased office space to Maxxess Systems, Inc. ("Maxxess"), one of our former subsidiaries that we sold in September 2003. The sublease terminated in September 2007, at which time Maxxess owed us an aggregate of $274,000. Maxxess executed a promissory note for such amount, which was subsequently amended and restated on July 23, 2013 and on August 11, 2016. The amended and restated note bears interest at a rate of 6% per annum, compounded annually, with accrued interest payable annually on the first business day of each calendar year. When authorized by the Company, Maxxess may pay down the balance of this note by providing consulting services to Iteris. We have previously fully reserved for amounts owed to us by Maxxess and the outstanding principal balance remains fully reserved. As of March 31, 2019, approximately $146,000 of the original principal balance was outstanding and payable to Iteris. Maxxess is currently owned by an investor group that includes, among others, one former Iteris director, who has not been a director of Iteris since September 2013, and one existing director of Iteris, who currently owns less than 2% of Maxxess' capital stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of copies of such forms received with respect to Fiscal 2019 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, officers and persons who own more than 10% of our common stock have complied with the reporting requirements of Section 16(a).

Annual Report

        A copy of our Annual Report (excluding the exhibits thereto) accompanies the proxy materials being mailed to all stockholders. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report and any of our other filings with the SEC, without charge, by writing to Investor Relations, Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705. The Annual Report (including the exhibits thereto) is also available on the SEC's website at www.sec.gov.

Delivery of Documents to Stockholders Sharing an Address

        Some street name holders of our common stock may be "householding" our proxy statements and annual reports, which means that we will deliver only one copy of our proxy statement and annual report to multiple stockholders who share the same address (if they appear to be members of the same family), unless we have received instructions to the contrary. This procedure reduces our printing costs, mailing costs and fees. Upon request, we will promptly deliver a separate copy of either document to you if you write us at our corporate offices at Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705, Attention: Corporate Secretary. You may also contact us or your Nominee if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Deadline for Receipt of Stockholder Proposals

        Stockholders may present proposals for action at a future meeting or nominate persons for the election of directors only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Pursuant to Rule 14a-8 of the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting"). Stockholder proposals that are intended to be presented at our 2020 Annual Meeting and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not later than March 31, 2020.

        If a stockholder wishes to submit a proposal which is not intended to be included in our proxy statement under Rule 14a-8 of the Exchange Act, or wishes to nominate a person as a candidate for election to the Board, the proposal or nomination must be received by us on or between May 15, 2020 and June 14, 2020. If the date of the 2020 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2020 Annual Meeting of Stockholders (a situation that we do not anticipate), then the stockholder must submit any such proposal or nomination not later than the close of business of the 10th day following the earlier of (i) the day on which the notice of the meeting was mailed or (ii) public disclosure of the date of such meeting is first made. Stockholders are advised to review our bylaws which contain these advance notice requirements with respect to advance notice of stockholder proposals and director nominations.

        In addition, with respect to any proposal that a stockholder presents at the 2020 Annual Meeting that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy solicited by the Board for such annual meeting will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a-4 under the Exchange Act.

        Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705. It is

recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The presiding officer of the 2019 Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our bylaws and conditions established by the SEC.

Other Matters

        The Board is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

THE BOARD OF DIRECTORS OF ITERIS, INC.

Santa Ana, California
July 29, 2019

MMMMMMMMMMMM MMMMMMMMMMMMMMM ITERIS, INC. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m. PDT, on September 12, 2019 Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/ITI or scan delete QR code and control # the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ITI Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Board of Directors makes no recommendation for the stockholder proposal (Proposal 4). + 1. Election of Directors: 01 - Joe Bergera For Against Abstain For Against Abstain For Against Abstain 02 - Kevin C. Daly, Ph.D. 03 - Scott E. Deeter 04 - Gerard M. Mooney 05 - Laura L. Siegal 06 - Thomas L. Thomas 07 - Mikel H. Williams For Against Abstain For Against Abstain 2. To approve, by advisory vote, the compensation of our named executive officers. 3. To approve, by advisory vote, the frequency of conducting future advisory votes on the compensation of our named executive officers. 4. To approve, by advisory vote, the Stockholder Proposal on Long-Term Incentive Compensation Policy. 5. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 2 3 6 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 7 4 B M 4 033TBC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals – The Board of Directors recommends a vote “FOR” the nominees listed in Proposal 1, “FOR” Proposals 2, 3 and 5, and the 2019 Annual Meeting Proxy Card1234 5678 9012 345

2019 Annual Meeting Admission Ticket 2019 Annual Meeting of Iteris, Inc. Shareholders September 12, 2019, 10:00 am PT 1700 Carnegie Avenue, Suite 100 Santa Ana, CA 92705 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/ITI q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — September 12, 2019 The undersigned stockholder of ITERIS, INC. (“Iteris” or the “Company”) hereby appoints JOE BERGERA and ANDREW SCHMIDT, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on September 12, 2019 at 10:00 a.m. Pacific Time, at the Company’s offices located at 1700 Carnegie Avenue, Suite 100, Santa Ana, CA, 92705, and at any adjournments or postponements thereof, and to vote all shares of common stock of the Company held of record by the undersigned on July 19, 2019, with all the powers the undersigned would possess if personally present, in accordance with the instructions on this proxy. The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED OR, IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, “FOR” EACH OF PROPOSALS 2, 3 AND 5, “ABSTAIN” FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items ITERIS, INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ITI